UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[	]	Preliminary Proxy Statement
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(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
[ X]		Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

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WELLS FARGO | ADVANTAGE FUNDS

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Outlook Funds Proxy Information

Why has the Board recommended that I vote in favor of reducing the investment advisory fee that each Outlook Fund pays to Funds Management (Proposal 1)?

The Board recommends a vote in favor of reducing the investment advisory fee because upon the implementation of the proposed structural conversion of the Outlook Funds, there will be a shift of some of Funds Management's advisory responsibilities away from the stand-alone Outlook Funds to the underlying registered investment companies. This structural conversion will allow the Outlook Funds to pool their assets, and is expected to provide greater economies of scale and broader diversification for the Outlook Funds. In addition, a favorable vote leading to the implementation of the structural conversion will result in reduced net fund expenses for a period of time. Upon approval of the reduced investment advisory fee, the Funds will convert their structure and Funds Management will be responsible for allocating each Fund's assets among various proprietary investment companies as opposed to directly managing a portfolio of securities for each Fund. Outlook Fund shareholders would indirectly bear the advisory fees paid to Funds Management by these other funds for managing their direct investments in securities.

Why has the Board recommended that I vote in favor of reducing the investment advisory fee that each Outlook Fund pays to Funds Management in connection with the conversion of each Outlook Fund from a stand-alone fund to a gateway blended fund (Proposal 1)?

The Board recommends a vote in favor of reducing the investment advisory fee because upon the implementation of the proposed structural conversion of the Outlook Funds, there will be a shift of some of Funds Management's advisory responsibilities away from the stand-alone Outlook Funds to the underlying registered investment companies. Changing the structure of the Outlook Funds as planned will allow the Outlook Funds to pool their assets and is expected to provide greater economies of scale and broader diversification for the Outlook Funds. In addition, a favorable vote leading to the implementation of the structural conversion would result in reduced net fund expenses for a period of time. Upon approval of the reduced investment advisory fee, the Funds will convert their structure and Funds Management will be responsible for allocating each Fund's assets among various proprietary investment companies as opposed to directly managing a portfolio of securities for each Fund.

Why has the Board recommended that I vote in favor of the new Subadvisory Agreement with Global Index Advisors, Inc. (Proposal 2)?

In connection with the structural conversion of each Outlook Fund, Funds Management recommended to the Board that GIA serve as subadviser to the Outlook Funds because of their expertise with life cycle investments. GIA created the first target retirement investment indexes, the Dow Jones Target Date Indexes, which the Funds will seek to replicate. GIA has a long-standing relationship with Dow Jones, having created many other indexes for that firm. If approved, Funds Management will delegate its responsibility of allocating the Funds' assets among various proprietary investment companies to GIA. The Board believes that this proposal is in the best interest of the Funds' shareholders and recommends a favorable vote on this proposal after considering many factors, including the ability to broaden the Funds' diversification, the potential benefits of tracking the Dow Jones Target Date Indexes, and GIA's demonstrated ability to replicate the indexes.

After the structural conversion of the Outlook Funds is completed, each Fund's name will be changed to correspond to the name of the index that it will attempt to replicate, as follows:

Current Fund Name	Proposed Fund Name
Wells Fargo Advantage Outlook Today Fund SM	Wells Fargo Advantage Dow Jones Target Today Fund SM
Wells Fargo Advantage Outlook 2010 Fund SM	Wells Fargo Advantage Dow Jones Target 2010 Fund SM
Wells Fargo Advantage Outlook 2020 Fund SM	Wells Fargo Advantage Dow Jones Target 2020 Fund SM
Wells Fargo Advantage Outlook 2030 Fund SM	Wells Fargo Advantage Dow Jones Target 2030 Fund SM
Wells Fargo Advantage Outlook 2040 Fund SM	Wells Fargo Advantage Dow Jones Target 2040 Fund SM

"Dow Jones" and "Dow Jones Target Date Indexes" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Global Index Advisors, Inc. and Wells Fargo Funds Management, LLC. The Wells Fargo Advantage Dow Jones Target Funds, based on the Dow Jones Target Date Indexes, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product(s).

Wells Fargo Advantage Outlook 2020 Fund[SM]	Wells Fargo Advantage Dow Jones Target 2020 Fund[SM]
Wells Fargo Advantage Outlook 2030 Fund[SM]	Wells Fargo Advantage Dow Jones Target 2030 Fund[SM]
Wells Fargo Advantage Outlook 2040 Fund[SM]	Wells Fargo Advantage Dow Jones Target 2040 Fund[SM]

"Dow Jones" and "Dow Jones Target Date Indexes" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Global Index Advisors, Inc. and Wells Fargo Funds Management, LLC. The Wells Fargo Advantage Dow Jones Target Funds, based on the Dow Jones Target Date Indexes, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product(s).

Why has the Board recommended that I vote in favor of the multimanager arrangement that could allow Wells Fargo Funds Management, LLC to select a new subadviser in the future without shareholder approval (Proposal 3)?
The Board has hired Funds Management on behalf of the Funds' shareholders, not only to manage the Funds' assets, but also to select subadvisers when necessary to manage the assets of the Funds in a manner consistent with the Funds' investment objectives and strategies. Currently, a change in a mutual fund's subadviser and most material changes to subadvisory agreements require shareholder approval, which can be expensive and time-consuming. The Board believes that this proposal is in the best interest of the Funds' shareholders as it will provide more flexibility to change Fund subadvisers and revise subadvisory agreements, reduce proxy voting costs and potentially allow Funds Management to more effectively oversee Fund subadvisers. Funds Management currently undergoes a rigorous screening process when selecting subadvisers to manage any of the *Wells Fargo Advantage Funds*, including carefully examining the performance and compliance records of subadvisers, before presenting any subadviser to the Board of Trustees – and then shareholders – for approval. Funds Management would expect to continue this same rigorous process before requesting approval from the Board. If this proposal is approved, shareholders will be notified before any changes in subadvisers occur in reliance of this authority.

Whom should I call with questions about the voting process?
If you have any questions about the proxy materials or the proposals, please call your trust officer, investment professional, or *Wells Fargo Advantage Funds* at 1-800-222-8222. If you have any questions about how to vote your shares, or if you would like to do so by telephone, you may call our proxy solicitor, D.F. King & Co., Inc., at 1-800-714-3305.

General Questions About Proxies

What does it mean to be represented by proxy?
Being represented by proxy means that you have appointed someone else to act on your behalf – as your proxy – at the shareholder meeting. Your appointed proxy must vote each proposal according to the instructions which you provided on your proxy card or via the telephone or Internet.

How does my fund's Board of Trustees want me to vote?
The Board of Trustees unanimously recommends a vote FOR the proposals.

With so many shareholders in the fund, why should I vote?
Your vote certainly makes a difference. If shareholders fail to vote their proxies, your fund may not receive enough votes to go forward with its meeting. If this happens, proxies will have to be mailed again causing additional costs to the fund.

How do I vote?
You may vote in any one of four ways:

- **By Touch-Tone Telephone**
  Just call the toll-free number given in your proxy materials and follow the instructions to record your vote.
- **By Computer**
  Cast your vote online by selecting the Vote Now button.
- **By Mail**
  Complete the proxy card and mail it back to *Wells Fargo Advantage Funds* in the envelope provided.
- **In Person**
  Attend the shareholder meeting and cast your vote in person.

We encourage you to vote by telephone or by computer as these save costs.

Should I send in the card and vote by telephone or Internet?
No. You should only vote using one method. The only reason for you to vote again would be to change your previous vote.

How do I vote on the Internet?
1. Have your proxy card ready.
2. Go to: http://www.proxyweb.com.